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Exhibit 10.2

                                 REVOLVING NOTE
                                    NEW YORK

Buffalo, New York     May 17, 2005                                 $7,000,000.00

BORROWER: THE PEOPLES PUBLISHING GROUP, INC., a corporation organized under the laws of the State of Delaware

Address of chief executive office: 299 Market Street, Saddle Brook, New Jersey 07663, Attention: Office of Chief Financial Officer

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14240.
      Attention: Office of General Counsel

1. DEFINITIONS. Each capitalized term shall have the meaning specified herein and the following terms shall have the indicated meanings:

      a. "AUTHORIZED PERSON" shall mean, each individually, Michael L. DeMarco, CFO and Brian Beckwith, President.

      Mention of the Authorized Person's name is for reference purposes only and the Bank may rely on a person's title to ascertain whether someone is an Authorized Person.

      b. "AUTOMATIC ADJUSTMENT DATE", when applicable, shall mean:

            (i) If the Interest Period duration selected for such LIBOR Rate Loan is "one day": the first day of the applicable Interest Period (or, if such date is not a Business Day, the immediately preceding Business Day).

            (ii) If the Interest Period duration selected for such LIBOR Rate Loan is other than "one day": two (2) Business Days before the first day of the applicable Interest Period for a LIBOR Rate Loan for which the Automatic Continuation Option is in effect.

      c. "AUTOMATIC CONTINUATION OPTION" shall, with respect to any LIBOR Rate Loan, mean the option to have the then-current Interest Period duration, as previously selected by Borrower, remain the same for the succeeding Interest Period.

      d. "BASE RATE" shall mean the rate of interest announced by the Bank as its prime rate of interest ("Prime").

      e. "BASE RATE LOAN" shall mean a Loan which bears interest at the Base Rate. Base Rate or "Prime" shall be available only at such time as LIBOR is not available.

      f. "BUSINESS DAY" shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close and, to the extent the LIBOR Rate is applicable, on which dealings are carried on in the London Interbank market.

      g. "CONTINUATION DATE" shall mean the date on which Borrower's election to continue a LIBOR Rate Loan for another Interest Period becomes effective in accordance with this Note.

      h. "CREDIT AGREEMENT" shall mean the Credit Agreement dated even date herewith by and between the Borrower and the Bank.

      i. "CONVERSION DATE" shall mean the date on which Borrower's election to convert a Base Rate Loan to a LIBOR Rate Loan, or a LIBOR Rate Loan to a Base Rate Loan, becomes effective in accordance with this Note.

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      j. "INTEREST PERIOD" shall mean, as to any LIBOR Rate Loan, the period commencing on the Draw Date, the Conversion Date or Continuation Date for such LIBOR Rate Loan and ending on the date that shall be:

            (i) If the Interest Period duration selected for such LIBOR Rate Loan is "one day": the following day; provided, however, that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

            (ii) If the Interest Period duration selected for such LIBOR Rate Loan is other than "one day": the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is one (1), two (2), three (3), or six (6) months thereafter, in each case as Borrower may elect; provided, however, that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

      k. "DRAW DATE" shall mean, in relation to any Loan, the Business Day on which such Loan is made, or to be made, to Borrower pursuant to the Note.

      l. "LIBOR RATE LOAN" shall mean a Loan which bears interest at a LIBOR
Rate.

      m. "LIBOR" shall mean the rate obtained by dividing (i) the one-day, one-month, two-month, three-month or six-month interest period London Interbank Offered Rate (as selected by Borrower) as fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loan or Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States' office of a bank to United States' residents) on such date to any member bank of the Federal Reserve System.

      n. "LIBOR RATE" shall mean the interest rate determined on the pricing grid as follows with an Interest Period duration of one day, one month, two months, three months or six months:

            Total Funded Debt
              To EBITDA (as
             defined in the        LIBOR
 Level      Credit Agreement       Margin
 I                <1.00             1.75%
 II             1.0>2.0             2.00%
 III               >2.0             2.25%

      o. "LOAN" means a loan made to Borrower by the Bank pursuant to this Note.

      p. "MAXIMUM PRINCIPAL AMOUNT" shall mean Seven Million Dollars ($7,000,000.00).

      q. "MINIMUM BORROWING AMOUNT" shall mean (i) for Base Rate Loans and any LIBOR Rate Loan with an Interest Period of one day, any whole dollar increment, and (ii) for all other LIBOR Rate Loans, $50,000, with minimum increments thereafter of $50,000, provided, however, in no event shall the Minimum Borrowing Amount for such LIBOR Rate Loan be less than $100,000.00 with minimum increments thereafter of $100,000.00.

      r. "OUTSTANDING PRINCIPAL AMOUNT" shall mean the actual outstanding principal amount under this Note at any time.

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2. PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES

      a. PROMISE TO PAY. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank on demand, the Maximum Principal Amount or the Outstanding Principal Amount, if less; plus interest as set forth below and all fees and costs (including without limitation attorneys' fees and disbursements, whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

      b. INTEREST. Each Loan shall earn interest on the Outstanding Principal Amount thereof calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) that on each day shall be:

            (i) LIBOR RATE LOANS. Interest shall accrue on a LIBOR Rate Loan from and including the first day of the Interest Period applicable thereto until, but not including, the last day of such Interest Period or the day the LIBOR Rate Loan is paid in full (if sooner) at a rate per annum equal to the LIBOR Rate determined and in effect on (depending on the circumstance):
                  (i) for new LIBOR Rate Loans, the Business Day the Bank receives (or is deemed to receive) a Request for a LIBOR Rate Loan; (ii) for conversions and continuations of LIBOR Rate Loans pursuant to Section 4, the Business Day the Bank receives (or is deemed to receive) the Notice of Conversion or Notice of Continuation, as the case may be, in accordance with
                  Section 4(b); (iii) for LIBOR Rate Loans where the Automatic Continuation Option is selected, the applicable Automatic Adjustment Date for such LIBOR Rate Loan.

            (ii) BASE RATE LOANS. Interest shall accrue on a Base Rate Loan from and including the first date the Base Rate Loan was made (i.e., the Draw Date or the Conversion Date, as the case may be) to, but not including, the day such Base Rate Loan is paid in full or converted, at the rate per annum equal to the Base Rate. Any change in the Base Rate resulting from a change in the Bank's prime rate shall be effective on the date of such change.

      c. MAXIMUM LEGAL RATE. It is the intent of the Bank and of Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

      d. PAYMENTS; LATE CHARGE; DEFAULT RATE. Payments shall be made in immediately available United States funds at any banking office of the Bank. Absent demand for payment in full, interest shall be due and payable as follows: unless demanded sooner, (i) in respect to each Base Rate Loan, monthly when invoiced and (ii) in respect to each LIBOR Rate Loan, on the last day of each Interest Period applicable thereto (except, however, if the Interest Period duration selected by Borrower is "one day", in which case such payment shall be made on the Payment Due Date for each month, or as otherwise invoiced by the
Bank). If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) 5% of the delinquent amount, (b) the Bank's then current late charge as announced by the Bank from time to time, or (c) $50.00. In addition, if the Bank has not actually received any payment under this Note within thirty days after its due date, from and after such thirtieth day the interest rate for all amounts outstanding under this Note shall automatically increase to 3 percentage points above the higher of the Base Rate or the highest LIBOR Rate (the "Default Rate"), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate. Payments may be applied in any order in the sole discretion of the Bank but, prior to demand, shall be applied first to past due interest, Expenses, late charges, and principal payments, if any, which are past due, then to current interest and Expenses and late charges, and last to remaining principal.

      e. PREPAYMENT OF LIBOR RATE LOANS. If (i) Borrower pays, in whole or in part, any LIBOR Rate Loan, before the expiration of its respective Interest Period, (ii) fails to draw down, in whole or in part, a LIBOR Rate Loan after giving a Request therefor, (iii) otherwise tries to revoke any LIBOR Rate Loan, in whole or in part, or (iv) there occurs a Bankruptcy Event or the applicable rate is converted from the LIBOR Rate to the Base Rate pursuant to Section 4(d), then Borrower shall be liable for and shall pay the Bank, on demand, the higher of $250.00 or the actual amount of

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the liabilities, expenses, costs or funding losses that are a direct or indirect result of such prepayment, failure to draw, early termination of an Interest Period, revocation, bankruptcy or otherwise, whether such liability, expense, cost or loss is by reason of (a) any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by the Bank,
(b) the fixing of the interest rate payable on any LIBOR Rate Loans or (c) otherwise. The determination by the Bank of the amount of foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower. The provisions of this paragraph shall not be applicable to any LIBOR Rate Loan if the applicable Interest Period duration for such LIBOR Rate Loan is "one day".

3. LOANS.

      a. GENERAL. Any Loan hereunder shall either be in the form of a Base Rate Loan or a LIBOR Rate Loan. The Bank may make any Loan in reliance upon any oral, telephonic, written, teletransmitted or other request (the "Request(s)") that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

      b. REQUEST FOR LIBOR RATE LOANS. Borrower shall give the Bank its irrevocable Request for a LIBOR Rate Loan specifying:

            (i)   the Draw Date for the LIBOR Rate Loan, which shall be a two
                  (2) Business Days from the date of the Request (except in the case of a LIBOR Rate Loan with an Interest Period of one day, for which the Draw Date may be the same as the date of the Request); provided, however, if a Request is received by the Bank after 2:00 p.m. (Eastern Standard Time), the Request for such LIBOR Rate Loan shall be deemed to have been received on the next Business Day;

            (ii) the aggregate amount of such LIBOR Rate Loan, which amount shall not be less than the Minimum Borrowing Amount;

            (iii) the applicable Interest Period (i.e., a one-day, one-month, two-month, three-month, or six-month Interest Period); and

            (iv) whether Borrower is electing to have the Automatic Continuation Option for such LIBOR Rate Loan.

      c. REQUESTS FOR BASE RATE LOANS. Borrower may request any Base Rate Loan not later than 2:00 p.m. (Eastern Standard Time) on any proposed Draw Date specifying the aggregate amount of such Base Rate Loan.

      d. DELIVERY OF REQUESTS Delivery of a Notice or Request for a LIBOR Rate Loan or a Base Rate Loan shall be made to the Bank at the following address, or such other address designated by the Bank from time to time:

      Manufacturers and Traders Trust Company

      Attn: Chris Tesla

      Fax No.  (914) 366-8523
      Telephone No.  (914) 366-8515

4. CONTINUATION AND CONVERSION ELECTIONS.

      a. ELECTION. An Authorized Person of Borrower may, upon irrevocable Request to the Bank,

            (i) elect to convert on any Business Day any Base Rate Loan into a LIBOR Rate Loan provided the amount converted is not less than the Minimum Borrowing Amount; or

            (ii) elect to convert any or a part of LIBOR Rate Loan as of the last day of the applicable Interest Period into a Base Rate Loan provided no partial conversion of a LIBOR Rate Loan shall reduce the outstanding principal amount of such LIBOR Rate Loan to less than the Minimum Borrowing Amount; or

            (iii) elect to continue all or a part (subject to the Minimum
                  Borrowing Amount limitation) of any LIBOR Rate Loan as of the last day of the Interest Period applicable to such LIBOR Rate Loan with the same or different Interest Period provided no partial continuation of a LIBOR Rate Loan with a different Interest Period shall reduce the outstanding principal amount of the LIBOR Rate Loan with the same Interest Period to less than the Minimum Borrowing Amount.

      b. NOTICE OF CONVERSION/CONTINUATION.

            (i) For an election under Section 4(a)(i) or 4(a)(iii), an Authorized Person must deliver to the Bank by 2:00 p.m. (Eastern Standard Time) on a Business Day a Notice of Conversion ("Notice of Conversion") for an election under
                  Section 4(a)(i) or a Notice of Continuation ("Notice of Continuation") for an election under Section 4(a)(iii) specifying:

                  (a) the aggregate amount of the Loans to be converted or continued;

                  (b) the duration of the requested Interest Period (i.e., a one-day, one-month, two-month, three-month or six-month Interest Period); and

                  (c) whether the Automatic Continuation Option will be activated for such LIBOR Rate Loan.

            (ii) The Continuation Date or Conversion Date (as the case may be) shall be the later of (A) two (2) Business Days from the Business Day the Bank receives the Notice of Conversion or Notice of Continuation (either, a "Notice") in accordance with the foregoing Section or (B) the last day of the relevant Interest Period if a Notice is received by the Bank more than two (2) Business Days before the last day of an Interest Period. If a Notice is received after 2:00 p.m. (Eastern Standard Time), the Notice will be deemed to have been received on the next Business Day. Notice of Continuation received more than two (2) Business Days before the end of an Interest Period shall be deemed to have been received two (2) Business Days before the end of such Interest Period for purposes of determining the LIBOR Rate for the next Interest Period per Section 2(b)(i). Accordingly, if, for example, Borrower has a LIBOR Rate Loan with a one month Interest Period ending on June 15 and wants to continue the LIBOR Rate Loan with a two month Interest Period, Borrower must deliver its Notice of Continuation identifying the new two month Interest Period to the Bank by 2:00 p.m. (Eastern Standard
                  Time) on June 13 (provided that June 13 and June 14 are Business Days).

            (iii) For LIBOR Rate Loans where Borrower has elected to activate the Automatic Continuation Option, the Bank shall automatically continue such LIBOR Rate Loan with the same Interest Period initially selected by the Borrower. Once the Automatic Continuation Option has been activated for a LIBOR Rate Loan, the submission of a Notice of Conversion or a Notice of Continuation with a different Interest Period shall result in the cancellation of the Automatic Continuation Option for such LIBOR Rate Loan.

            (iv) For an election under Section 4(a)(ii), an Authorized Person may deliver to the Bank a Notice of Conversion at any time during an Interest Period up to the last day of such Interest Period or may have the LIBOR Rate Loan automatically convert to a Base Rate Loan pursuant to Section 4(c). Any such Notice of Conversion delivered during an Interest Period shall be effective on the last day of the Interest Period.

            (v) The Bank may take action on any Notice in reliance upon any oral, telephonic, written or teletransmitted Notice that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. No Notice may be delivered by e-mail. The Bank may act on the Notice from any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of acting on any Notice under this Note. The Bank, in its sole discretion, may reject any Notice that is incomplete.

      c. EXPIRATION OF INTEREST PERIOD. With respect to any LIBOR Rate Loan for which an Automatic Continuation Option is not in effect, if Borrower does not submit a Notice of Continuation in accordance with Section 4(b)(i) and 4(b)(ii) so that the Bank receives the Notice of Continuation at least two (2) Business Days before the end of an Interest Period, the LIBOR Rate Loan shall automatically be converted into a Base Rate Loan and such Loan shall accrue interest at the Base Rate until two (2) Business Days after the Bank receives a Notice of Conversion pursuant to Section 4(b)(i) and 4(b)(ii) electing to convert the Loan from a Base Rate Loan to a LIBOR Rate Loan pursuant to Section 4(a)(i). A Notice of Continuation received one (1) Business Day before the end of an Interest Period will not effect a continuation of such Loan as a LIBOR Rate Loan. Rather, such LIBOR Rate Loan shall automatically convert to a Base Rate Loan on the last day of the Interest Period. The late Notice of Continuation, however, will be deemed to be a Notice of Conversion that will be effective two (2) Business Days from the date received by the Bank.

      d. CONVERSION UPON DEFAULT. Unless the Bank shall otherwise consent in writing, if (i) Borrower has failed to pay when due, in whole or in part, the indebtedness under the Note (whether by demand or otherwise), or (ii) there exists a condition or event which with the passage of time, the giving of notice or both shall constitute an event of default under any of Borrower's agreement with the Bank, if any, Borrower may not elect to have a Loan converted or continued as a LIBOR Rate Loan or have any Loan made as a LIBOR Rate Loan. Further, the Bank, in its sole discretion, may (i) permit any outstanding LIBOR Rate Loans to continue until the last day of the applicable Interest Period at which time such Loan shall automatically be converted into a Base Rate Loan or
(ii) convert any outstanding LIBOR Rate Loans into a Base Rate Loan before the end of the applicable Interest Period applicable to such LIBOR Rate Loan. Notwithstanding the foregoing, if Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower (a "Bankruptcy Event"), any outstanding LIBOR Rate Loans shall be automatically converted to Base Rate Loans without further action by the Bank and Borrower's rights to have Base Rate Loans converted under Section 4 shall be automatically terminated. Nothing herein shall be construed to be a waiver by the Bank to have any Loan accrue interest at the Default Rate or the right of the Bank to the amounts set forth in Section 2(e) of this Note.

5. SETOFF. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such affiliate elects to do so.

6. BANK RECORDS CONCLUSIVE. The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower's obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

7. PURPOSE. Borrower certifies (a) that no Loan will be used to purchase margin stock except with the Bank's express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose.

8. AUTHORIZATION. Borrower, if a corporation, partnership, limited liability company, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower's performance is not threatened by any pending or threatened litigation.

9. INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

      a. INCREASED COSTS. If the Bank shall determine that, due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

      b. INABILITY TO DETERMINE RATES. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not make or maintain LIBOR Rate Loans, as the case may be, hereunder until the Bank revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any request for a LIBOR Rate Loan or Notice then submitted by it. If Borrower does not revoke such notice the Bank may make, or continue the Loans, as proposed by Borrower, in the amount specified in the applicable request submitted by Borrower, but such Loans shall be made or continued as Base Rate Loans instead of LIBOR Rate Loans, as the case may be.

      c. ILLEGALITY. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make LIBOR Rate Loans, then, on notice thereof by the Bank to Borrower, the Bank may suspend the making of LIBOR Rate Loans until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain any LIBOR Rate Loans, Borrower shall prepay in full all LIBOR Rate Loans then outstanding, together with accrued interest, either on the last date of the Interest Period thereof if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loans. If Borrower is required to prepay any LIBOR Rate Loan immediately as set forth in this subsection, then concurrently with such prepayment, Borrower may borrow from the Bank, in the amount of such repayment, a Base Rate Loan.

10. MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

11. NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three
(3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

12. JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term "Borrower" shall include each as well as all of them.

13. GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH, AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

14. WAIVER OF JURY TRIAL. Borrower and the Bank hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Borrower and the Bank may have in any action or proceeding, in law or in equity, in connection with this note or the transactions related hereto. Borrower represents and warrants that no representative or agent of the Bank has represented, expressly or otherwise, that the Bank will not, in the event of litigation, seek to enforce this jury trial waiver. Borrower Acknowledges that the Bank has been induced to enter into this note by, among other things, the provisions of this Section.

PREAUTHORIZED TRANSFERS FROM DEPOSIT ACCOUNT. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit available funds in Borrower's deposit account #9836813304 with the Bank automatically for any amount which becomes due under this Note or as directed by an Authorized Person, by telephone.

ACKNOWLEDGMENT. Borrower acknowledges that it has read and understands all the provisions of this Note, including the GOVERNING LAW, JURISDICTION and WAIVER OF JURY TRIAL, and has been advised by counsel as necessary or appropriate.

TAX ID/SS # 2199108                    THE PEOPLES PUBLISHING GROUP, INC.

                                       /s/ Michael L. DeMarco
____________________                   -----------------------
Signature of Witness                   Name: Michael L. DeMarco
                                       Title:  Chief Financial Officer